Exhibit 99.01

KANA Software Announces Preliminary Second Quarter 2007 Financial Results

Conference Call Scheduled Today to Discuss Preliminary Results and Go

Forward Plan to Reduce Costs and Drive Revenue Growth

MENLO PARK, Calif.— KANA Software, Inc. (OTCBB: KANA.OB), a world leader in multi-channel customer service, today announced that the company expects total revenues for the second quarter of 2007 to be between $13.3 million and $13.5 million. Approximately $3.6 million to $3.8 million is expected to be recognized as second quarter license revenue.

“We are encouraged by the momentum of the core business and we remain committed to the goal we set at the beginning of the year to grow profitably. We are managing the business to accomplish this objective, and believe that we are well positioned given the strength of our products and partners, pipeline of opportunities, and the confidence that customers have in the value of KANA’s solutions,” said Michael Fields, CEO of KANA. “Several other business metrics illustrate positive trends within our core business:

•	We saw improved transaction flow in our sweet spot, having closed an increased number of medium sized deals (license or OnDemand transactions of $100,000 to $800,000);

•	The number of large transactions (above $1 million) in our pipeline grew year-over-year; and

•	We expect both license and service revenue to show sequential improvement over the prior quarter, without the benefit of closing any 7-figure deals during Q2.”

“Although we are very encouraged by the momentum within our core business, we are disappointed that this is not fully reflected in our quarterly revenue due to the delay in closing several large transactions. While it is a challenge to manage the timing of these $1 million-plus deals, we remain confident in our ability to close several of them, since many of these transactions are with existing KANA customers.”

“We are committed to show overall revenue growth and operating profitability for the year. Therefore, we are implementing measures designed to refocus our sales team and reduce our annualized expenses by over $6 million. The majority of these savings will come from reducing contractors as well as employee headcount, and improved expense control. We believe these steps will reduce costs, drive growth, and improve overall business performance.”

The Company expects to report net debt (short and long term debt net of cash and short-term investments) of approximately $600,000 at June 30, 2007, which includes the initial funding requirements for the Company’s recent acquisition of eVergance Partners, LLC.

KANA will announce the specific date for its second quarter earnings and conference call in the coming weeks.

Conference Call

KANA will host a conference call today, Friday, July 6, 2007 at 4:30 p.m. Eastern Daylight Time (EDT). The conference call is available via Web cast and can be accessed live, and after the call, at the Investor Relations section of KANA Software’s Web site at www.kana.com, or 617-213-8894 with passcode: 4214-2117. A replay of the Webcast will be available within 24 hours or by dialing 617-801-6888, with passcode 2188-7173.

All statements relating to the Company’s second quarter financial performance contained in this release are preliminary and may change based on the Company’s management and independent auditors completion of customary quarterly closing and review procedures.

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20%. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

# # #

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding expected 2007 results, our sales pipeline, the benefits of our measures to reduce expenses and refocus our sales structure. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on SRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

Investor Contact:

Carolyn Bass or Zach Barnes

Market Street Partners

415-445-3235

kana@marketstreetpartners.com

Media Contact:

Suzanne Deppe

KANA Software

650-614-8369

pr@kana.com